Exhibit 23.1


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS




          We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports, dated March 5, 1999, relating to the consolidated financial statements, and financial statement schedule, which appear in Ampex Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                         /s/  PricewaterhouseCoopers LLP
                                         PricewaterhouseCoopers LLP


San Jose, California
August 19, 1999